Exhibit 99.1

Harris Corporation Announces Full Redemption of

5.95% Notes Due 2017 and 6.375% Notes Due 2019

MELBOURNE, Florida, April 27, 2015 — Harris Corporation (NYSE:HRS) today announced that it is exercising its option to redeem in full the entire outstanding $400 million principal amount of its 5.95% Senior Notes due 2017 (the “5.95% Notes”) and the entire outstanding $350 million principal amount of its 6.375% Senior Notes due 2019 (the “6.375% Notes” and together with the 5.95% Notes, the “Notes”). The optional redemption is in accordance with the terms of the Notes and of the Indenture, dated as of September 3, 2003 (the “Indenture”), between Harris and The Bank of New York Mellon Trust Company, N.A. as successor to The Bank of New York, as trustee, pursuant to which the Notes were issued.

The Notes will be redeemed in full on May 27, 2015 (the “Redemption Date”) at a “make-whole” redemption price equal to the greater of: (1) 100% of the principal amount of the Notes being redeemed, and (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than interest accruing to the Redemption Date) on the Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes and calculated on the third business day preceding the Redemption Date) plus 30 basis points, in the case of the 5.95% Notes, and 37.5 basis points in the case of the 6.375% Notes, as set forth in the respective Notes; along with accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the Redemption Date. On and after the Redemption Date, the Notes will no longer be deemed outstanding, interest on the Notes will cease to accrue, and all rights of the holders of the Notes will terminate, except for the right to receive such redemption payment upon surrender of the Notes.

Harris is mailing to registered holders of the Notes its notices of redemption containing information required by the terms of the Notes and the Indenture. To obtain copies of the notices or address questions related to the redemption, contact The Bank of New York Mellon Trust Company, N.A. at (800) 254-2826.

This press release is for informational purposes only and does not constitute an offer to purchase or sell, or the solicitation of an offer to purchase or sell, with respect to the Notes or any other securities.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and about 13,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at www.harris.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: statements regarding the redemption of notes and the amount and timing thereof and other statements regarding outlook or that are not historical facts. Harris cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Harris’ forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the completion of the redemption of notes and the actual amount and timing of the redemption payments pursuant thereto. Further information relating to factors that may impact Harris’ results and forward-looking statements are disclosed in its filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on these forward-looking statements.

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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.